EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in Technip-Coflexip’s Registration Statement on Form S-8, of our report dated April 12, 2002, except for Notes 29 to 31 for which the date is May 14, 2002, included in Technip-Coflexip’s Form 20-F for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.

Neuilly-sur-Seine France

June 11, 2002

/s/ René Proglio

BARBIER FRINAULT & AUTRES ERNST & YOUNG Network

Represented by René Proglio

35